Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Perficient, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-100490, No. 333-116549, No. 333-117216, No. 333-123177, No. 333-129054, No. 333-138602, No. 333-142267, No. 333-145899, No. 333-147687, No. 333-148978, and 333-152274) on Form S-3 and (No. 333-42626, No. 333-44854, No. 333-75666, No. 333-118839, No. 333-130624, and No. 333-147730) on Form S-8 of Perficient, Inc. (the Company) of our report dated March 5, 2009, with respect to the consolidated balance sheets of the Company as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period then ended, and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of the Company.

Our report refers to the Company’s adoption, effective January 1, 2006, of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment.

/s/ KPMG LLP
St. Louis, Missouri
March 5, 2009